GOLDSPRING

A Precious Metals Company

Corporate Presentation

June 2008

Cautionary Statements

Certain information or contained or incorporated by reference in this presentation and related material, including any information as to our future financial or operating performance, constitutes "forward-looking statements". All statements other than statements of historical fact, are forwarding looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may" "will", "schedule", and expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, and competitive uncertainties and contingencies. Know and unknown factors could cause actual results to differ materially from the projected in the forward-looking statements. Such factors include, but are not limited to: fluctuations in the currency markets; fluctuations in the spot and forward price of gold, silver or certain other commodities (such as diesel fuel and electricity); changes in U.S. dollar interest rates; changes in national or local legislation, taxation, controls, regulations and political and economic developments in the United States; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions, operating or technical difficulties in connection with mining or developmental activities; employee relations; availability and increasing costs associated with mining inputs and labor; speculative nature of exploration and development, including the risks of obtaining necessary permits and licenses; diminishing quantities or grade of reserves; and contests over title to properties. In addition, there are risks associated with the business of exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, flooding, gold bullion losses and the risk of inadequate insurance. Many of these uncertainties and contingencies could affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statement made by, or on behalf of, us. Readers are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this presentation are qualified by these cautionary statements. Specific reference is made to GoldSpring's most recent 10-KSB and 10-QSB on file with the SEC for a discussion of some of the factors underlying forward-looking statements.

We disclaim any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Company Overview

- GoldSpring is a North American gold & silver mining company focused in Nevada with extensive, contiguous property in the Comstock Lode District

- We are an emerging company looking to build on our success through the acquisition of additional mineral properties in the Comstock Lode District with precious metal reserves or exploration potential

- Comstock Lode reverse circulation drilling exploration program commenced December 2007
  - Current program progressing strongly at Hartford Complex
  - On going expansion of land footprint in the Comstock

- The Company's overall objectives are to increase reserves through exploration, expand its footprint in the Comstock, resume mining and optimize precious metals production

Management

Robert T. Faber, CPA, - President and Chief Financial Officer : *Mr. Faber* has served as President and Chief Executive Officer of our Company since September 2004 and Chief Financial Officer since June 2003. Mr. Faber served from 2002 until 2003 as Vice President of United Site Services, Inc., a privately held service consolidator in the waste service industry. Additionally, Mr. Faber served as an executive with Allied Waste Industries from 2001 until 2002, overseeing a $1.2 billion multi-state area and served as Chief Financial Officer with Frontier Waste Services, LLC from 1999 until 2001. Prior to joining Frontier Waste, Mr. Faber spent 17 years with Waste Management, Inc., a publicly traded environmental services company, during which time he served in senior positions both internationally and domestically. Mr. Faber's positions included Director of Finance of Waste Management's $1.4 billion multi-country International operations based in London, England and Vice President and Controller for several $200 million plus multi-state market areas. Mr. Faber is a certified public accountant.(not licensed to practice).

James V. Golden, P. Eng. - COO: Mr. Golden has served as the Company's COO since May 2006. Mr. Golden is a licensed mining engineer with over twenty years of experience in the mining industry, including ten years with Peter Kiewit's mining division, where he was a district manager. A graduate of Montana Tech, Mr. Golden has owned his own consulting firm since 1990, where he has provided consulting services throughout the world for over 50 mining companies. He performed services for mining projects in the Comstock since 1988, including the Flowery Mine, Haywood Mine, REA Gold's South Comstock Joint Venture, Plum Mining Company LLC property and GoldSpring's Comstock Lode project.

The Comstock Lode District

Period: 1860 - 1880

One of Worlds "Giant" Mineral Districts

- Produced ores containing 15 million ounces of gold and 230 million ounces of silver.
- 33 Bonanza discoveries in the 1800's

Nevada's most under-explored gold and silver district in terms of Modern Exploration

Highly Fragmented

- Over 130 publicly traded companies working in the Comstock in the 1870's.

Mining ceased in the late 1880's due to:

- Weak rock conditions / cost
- Water with temperatures reaching 140 degrees


THE COMSTOCK LODE
Virginia City
Gold Hill

Today

Exploration

- Significant surface and deep exploration opportunities. (Modern Technology deployed on only 10% of the Comstock)
- Multiple Bonanza potential

One of the top 5 largest precious metal trends in U.S.

Consolidation

- GoldSpring: Largest Footprint
- Geology – Connecting the Dots

Current Mining:

- GoldSpring has heap leach permit – Scheduled to start Phase 2 in 2nd half of 2008

Higher Metal Prices

GoldSpring's Status in the Comstock Lode District

Obtained all required regulatory and environmental permits:

- Air quality control permit
- Water Usage
- Cyanide Heap Leach Special Use Permit
- County special use permit
- Reclamation permit
- Storm water drainage permit
- Water rights
- Wildlife permit
- Water pollution permit
- State mine inspector notice
- Federal mine inspector notice



Phase 1 Mine Operations: Sept 04 – Dec 06

- Gold production: 11,536 ounces
- Silver production: 45,376 ounces
- Tons of ore mined: 340,000
- Tons of waste: 659,000
- Recovered grade of gold: 0.034
- Recovered grade of silver: 0.13

Gold Forecast 2008 (Range: $800-$1,500)

Goldman Sachs	$800/oz
Citigroup	$1,000/oz
Merrill Lynch	$1,000/oz
Morgan Stanley	$1,000/oz
Deutsche Bank	$820/oz
JP Morgan Chase	$814/oz
Barclays	$830/oz
Kitco	$1,400/oz
National Bank Financial	$1,500/oz
GFMS	$1,000/oz

(Gold Market has a long way to go beyond 2008)

Current Economic Indicators

Indicator	Value
Inflation %	4.12%
GDP Growth %	0..63%
Unemployment %	4.60%
Gold $/oz	$900
Oil $/bbl	$120
Prime %	5.25

		Gold ($)	€/$	Oil $/barrel	Gold/Oil ratio
End of 2001:		276.50	0.89	19.80	14.0
End of 2002:		342.75	1.05	28.13	12.2
End of 2003:		417.25	1.25	30.17	13.8
End of 2004:		438.00	1.36	40.25	10.0
End of 2005:		513.00	1.13	58.67	8.7
May 12, 2006:	1)	725.75	1.29	68.05	10.7
October 6, 2006:	2)	560.75	1.27	58.86	9.5
End of 2006:		635.7	1.32	60.14	10.6
January 16, 2007	3)	627.05	1.29	51.31	12.3
June 30, 2007		650.5	1.35	72.62	8.9
September 18, 2007	4)	714.75	1.39	77.58	9.2
End of 2007:		836.50	1.47	93.89	8.9
January 15, 2008		913.00	1.48	90.86	10.0

1) 2006 high of gold price

2) 2006 second half low of gold price after correction

3) intermediate low of oil price

4) Fed funds rate lowered for the first time

Phase One Drilling Program – Hartford Complex

- $2 million Drill Program
- Developed work plan to define drill program – Comprehensive geological study
- Phase One Drilling Program, consisting of 100 drill holes, Commenced in mid December 2007
- Current Drilling on the Hartford Complex, representing less than 5% of our mining property in the Comstock Lode District
- Drilling conducted in accordance with industry standards and managed by highly experienced professionals
- Plans to Expand Drilling Outside the Hartford Complex in 2nd half of 2008



Hartford Complex Drill Results

- First 41drill contain in excess of $200 million of gold & silver at today's metal prices based
- Drill holes 42 - 54 show strong and consistent gold and silver mineralization
- Gold and Silver Ore Grades are higher than Phase 1 mining during 2004 through 2006
- 54 drill holes totaling approximately 25,000 feet of drilling
- Ore body expanding both in surface area and depth
- Identified new ore deposit which lies in the north / northeast part of the Hartford Complex (New Discovery at Justice)
- Approximately $1,000,000 spent on drilling to-date
- Received Third-party assays on the first 40 drill holes.



Resumption of Surface Mining: Hartford Complex

Steps to Resume Production of the Hartford Complex

- **Comprehensive Geological Review Underway (On-going project)**
- **Drilling Program commenced Dec. 2007**
- **Initial Resource report - scheduled to be completed in Late Spring / Summer 2008**
- **Comprehensive mine plan for the Hartford Complex – Late Spring / Summer 2008**
- **Metallurgical Testing - Summer 2008**



STATE ROUTE 342
JUSTICE AREA
EXPLORATION POTENTIAL
DOWN DIP EXPLORATION POTENTIAL
N
FEET
0
500
1000
LUCERNE PIT
EXPLORATION POTENTIAL
HARTFORD BOWL
HARTFORD NORTH
HARTFORD SOUTH
HARTFORD PIT
BILLIE THE KID WASTE AREA
BILLIE THE KID PIT
PLUM MINING
HARTFORD HILL COMPLEX
2005 EXPLORATION
& GEOLOGIC POTENTIAL

Key Objectives

GOLDSPRING

1. Explore the Comstock Lode District property
2. Continue expansion of Comstock footprint through strategic acquisitions / joint ventures
3. Commence Phase II Gold and Silver Production open pit mining in 2nd half of 2008
4. Optimize precious metals processing plant to maximize recovery of gold & silver
5. Establish a sustainable mine operation
6. Excellence in environmental stewardship

Investment Highlights

GOLDSPRING

- **Consolidation of the Comstock District**
  - Acquired properties and mineral claims at favorable prices
  - Expanded Comstock footprint through the staking of additional mineral claims
  - Largest footprint ever held in the 140 year history of the Comstock Lode and the ability to acquire additional properties
- **Successful Exploratory Surface drilling in the Hartford Complex (Less than 5% of GoldSpring's Comstock property.)**
  - Assays from drilling, which commenced in December 2007, show strong gold and silver mineralization
  - Identified potential underground mine targets
  - Complete Resource report
- **Ability to accelerate production in near term**
  - Fully Permitted Heap Leach Processing Facility
- **Surface and Underground Mining Opportunities**
  - Approximately 6,000 acres of mining property in the Comstock Lode District

GOLDSPRING

A Precious Metals Company

1200 American Flat Road, PO Box 1118, Virginia City, NV 89440
Tel: 775.847.5272 Fax: 775.847.4762
www.goldspring.us

OTCBB Symbol: GSPG